Exhibit 10.1

THIS AMENDMENT AGREEMENT (this “Amendment”), dated as of December 1, 2009 is entered into by and among Epic Energy Resources, Inc., a Colorado corporation (the “Company”), the persons identified as “Holders” on the signature pages hereto (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to a Purchase Agreement, dated as of December 5, 2007, as amended to date (the “Purchase Agreement”), among the Company and the investors signatory thereto, such investors purchased from the Company (i) 10% Secured Debentures (the “Debentures”) and (ii) warrants exercisable for shares of Common Stock.

WHEREAS, the parties desire to amend certain Transaction Documents pursuant to the terms hereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder and the Company hereby agrees as follows:

1. Amendments to the Debentures.

(A) Section 2(a) of the Debentures held by the Holders signatory hereto (and not any other holders of Debentures) is hereby amended and restated in its entirety as follow:

a) “Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unredeemed and then outstanding principal amount of this Debenture at the rate of (x) from the Original Issue Date through November 30, 2009, 10% per annum; (y) from December 1, 2009 through the date the Company pays the “December 2009 Quarterly Redemption Amount” (as defined in that certain amendment agreement dated December 1, 2009 among the Company and the investors signatory thereto) in full, 12% per annum; and (z) from and after the date the Company pays the December 2009 Quarterly Redemption Amount in full, provided the Company has timely paid all other required Quarterly Redemption Amounts through such date, 10% per annum (if the Company has not timely paid all required Quarterly Redemption Amounts, the interest shall remain at the rate of 12% per annum), payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Quarterly Redemption Date (as to that principal amount then being redeemed), and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.”

(B) Payment of December 1, 2009 Quarterly Redemption Amount.  The Company hereby agrees to pay the Quarterly Redemption Amount(s) (as defined in the Debentures) under each Debenture held by the Holders signatory hereto scheduled to have been paid on December 1, 2009 (such payment, the “December 2009 Quarterly Redemption Amount”), on December 1, 2010 (in addition to the Quarterly Redemption Amount otherwise due and payable on such date); provided, however, the Company shall be permitted to pay the December 2009 Quarterly Redemption Amount, in cash, at any time on or after the date hereof.

2. Waivers.  Subject to the terms and conditions set forth herein, each Holder  hereby waives, severally, and not jointly, the following prior occurrences, each of which may be deemed to cause an Event of Default (as defined in the Debentures) to the extent that these matters occurred on or before the date of execution of this Amendment: the failure to timely pay the Quarterly Redemption Amount due under the Debentures on December 1, 2009.  Except as expressly set forth herein, nothing contained in this Amendment shall be construed to waive, limit, impair or otherwise affect any rights of a Holder in respect of any “Event of Default” (as defined in the Debentures) that occurs after the date of this Agreement.

3. Representations and Warranties.  The Company hereby makes to the Holders the following representations and warranties:

(A) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(B) No Conflicts.  The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(C) Equal Consideration.  No consideration has been paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(D) Survival and Bring Down. All of the Company’s warranties and representations contained in this Amendment shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

(E) No Defaults.  Following the execution and delivery of this Amendment by the parties hereto, no Event of Default (as defined in the Debentures) has occurred and is continuing as of the date hereof.

4. Miscellaneous.

(A) The waivers, agreements and amendments set forth herein shall not be effective unless and all conditions precedent to the effectiveness of this Amendment shall have been satisfied. In addition, the respective obligations, amendments, agreements and waivers of the Holders hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained herein.

(B) Except as expressly set forth herein, each Holder, to its knowledge without independent investigation, acknowledges there are no “Events of Default” (as defined in the Debentures) under its Debentures, except for those being waived pursuant to Section 2 hereunder, that currently exist as of the date of that Holder’s execution of this Agreement.

(C) Except as expressly set forth above, all of the terms and conditions of the Transaction Documents (as defined in the Purchase Agreement) shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  Within 1 Trading Day of the date hereof, the Company shall issue a Current Report on Form 8-K reasonably acceptable to the Agent (as defined in the Security Agreement), attaching this Amendment, and disclosing the material terms of the transactions contemplated hereby.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Amendment and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment or any amendments hereto.

(D) This Amendment may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. The Company hereby agrees that it will reimburse the Agent up to $5,000 for its legal fees and expenses upon its execution of this Amendment.   Except as set forth in this section, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

(E) The Company has elected to provide all Holders with the same terms and form of amendment, consent and waiver for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Amendment and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Amendment or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Amendment or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Amendment and the Transaction Documents.

IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

EPIC ENERGY RESOURCES, INC.

By:
Name:
Title:

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
EPCC AMENDMENT

Name of Holder:

By:

Name:

Title: